As filed with the Securities and Exchange Commission on June 30, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYTEC INDUSTRIES INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

22-3268660

(I.R.S. Employer Identification No.)

Five Garret Mountain Plaza

Woodland Park, New Jersey 07424

(973) 357-3100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Roy Smith, Esq.

Vice President, General Counsel and Secretary

Cytec Industries Inc.

Five Garret Mountain Plaza

Woodland Park, New Jersey 07424

(973) 357-3100

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Robert W. Downes

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities	(1)	(1)	(1)	(1)

(1)	An indeterminate aggregate initial offering price or number of the debt securities is being registered as may from time to time be offered, reoffered or resold, at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of the debt securities. In accordance with Rules 456(b) and 457(r), Cytec Industries Inc. is deferring payment of all of the related registration fees.

This Registration Statement contains a prospectus relating to both the offering of newly issued debt securities and remarketing or other resale transactions that occur on an ongoing basis in debt securities that have been previously or will be issued under this Registration Statement.

Cytec Industries Inc.

Debt Securities

Cytec Industries Inc. from time to time may offer to sell senior or subordinated debt securities at prices and on other terms to be determined at the time of the offering. The debt securities may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of Cytec Industries Inc. or debt or equity securities of one or more other entities.

We may offer and sell these debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these debt securities. The specific terms of any debt securities to be offered will be described in a supplement to this prospectus or term sheet. The prospectus supplement or term sheet may also add, update or change information contained in this prospectus.

Investing in the debt securities involves risks. See “Risk Factors” on page 5 of this prospectus, the section entitled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December  31, 2008, and, if applicable, any risk factors described in any accompanying prospectus supplement or in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these debt securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus and applicable prospectus supplement or term sheet may be used in the initial sale of the debt securities or in resales by selling debt securityholders. In addition, Cytec Industries Inc. may use this prospectus and the applicable prospectus supplement or term sheet in a remarketing or other resale transaction involving the debt securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

Prospectus dated June 30, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may offer from time to time any combination of the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering, including amounts, prices and terms of the debt securities being offered. The prospectus supplement or term sheet may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or term sheet together with additional information described immediately below under the heading “Available Information” and “Incorporation of Certain Information by Reference”.

Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), we may add to and offer additional securities, including those to be sold by security holders, by filing a prospectus supplement or term sheet with the SEC at the time of the offer.

Unless indicated otherwise, the terms “Cytec,” the “Company,” “we,” “us,” and “our” each refer collectively to Cytec Industries Inc.

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

We have filed a registration statement on Form S-3 with the SEC relating to the debt securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Cytec Industries Inc., the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the debt securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	our Annual Report on Form 10-K for the year ended December 31, 2008 (filed with the SEC on February 26, 2009 and as updated by the Current Report on Form 8-K filed with the SEC on June 3, 2009, as referred to below);

(2)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (filed with the SEC on April 30, 2009 and as updated by the Current Report on Form 8-K filed with the SEC on June 3, 2009, as referred to below);

(3)	our Current Reports on Form 8-K filed on January 8, 2009 (other than Items 2.02 and 9.01, which were furnished and not filed), May 15, 2009, May 28, 2009, June 3, 2009 and June 18, 2009;

(4)	our Definitive Proxy Statement on Schedule 14A for the Annual General Meeting of Shareholders on April 16, 2009, filed on March 6, 2009; and

(5)	all documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the completion of the offering of all the debt securities covered by this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from the Investor Relations Department, Cytec Industries Inc., Five Garret Mountain Plaza, Woodland Park, New Jersey 07424, Phone: (973) 357-3100.

COMMENTS ON FORWARD-LOOKING STATEMENTS

A number of the statements made by us in this prospectus, any prospectus supplement or in our documents incorporated by reference may be regarded as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include, among others, statements concerning: our or any of our segments’ outlook for the future, anticipated results of acquisitions and divestitures, selling price and raw material cost trends, anticipated changes in currency rates and their effects, economic forces within the industry we operate, anticipated costs, target completion dates and expenditures for capital projects, expected sales growth, operational excellence strategies and their results, expected annual tax rates, our long-term goals, future legal settlements and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Such statements are based upon our current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may vary materially from those set forth in the forward-looking statements.

The following factors, among others, could affect our anticipated results: our ability to successfully complete planned or ongoing restructuring and capital expansion projects, including realization of the anticipated results from such projects; our ability to maintain or improve current ratings on our debt; our ability to obtain financing or borrow fully against committed lines, changes in financial conditions or the financial status of our existing lenders’ markets; changes in global and regional economies; the financial well-being of our customers and the end consumers of our products; changes in demand for our products or in the quality, costs and availability of our raw materials and energy; customer inventory reductions; the actions of competitors; currency and interest rate fluctuations; technological change; our ability to renegotiate expiring long-term contracts; our ability to raise our selling prices when our product costs increase; changes in employee relations, possible strikes or work stoppages at our facilities or at the facilities of our customers or suppliers; changes in laws and regulations or their interpretation, including those related to taxation and those particular to the purchase, sale, storage and manufacture of chemicals or operation of chemical plants; governmental funding for those military programs that utilize our products; litigation, including its inherent uncertainty and changes in the number or severity of various types of claims brought against us and changes in the laws applicable to these claims; quality problems; difficulties in plant operations and materials transportation, including those caused by hurricanes or other natural forces; environmental matters; returns on employee benefit plan assets and changes in the discount rates used to estimate employee benefit liabilities; changes in the medical cost trend rate; changes in accounting principles or new accounting standards; political instability or adverse treatment of foreign operations in any of the significant countries in which we or our customers operate; war, terrorism or sabotage; epidemics; and other unforeseen circumstances.

CYTEC INDUSTRIES INC.

We are a global specialty chemicals and materials company focused on developing, manufacturing and selling value-added products. Our products serve a diverse range of end markets including aerospace, adhesives, automotive and industrial coatings, construction, chemical intermediates, inks, mining and plastics. We use our technology and application development expertise to create chemical and material solutions that are formulated to perform specific and important functions for our customers. We operate on a global basis with 39% of our 2008 revenues in North America, 41% in Europe, the Middle East, and Africa, 14% in Asia-Pacific and 6% in Latin America. We have manufacturing and research facilities located in 18 countries. We had net sales of $3,639.9 million and loss from operations of $121.1 million in 2008. Included in the 2008 loss from operations is a goodwill impairment charge of $385.0 million.

Cytec was incorporated in Delaware as an independent public company in December 1993. Our principal executive offices are located at Five Garret Mountain Plaza, Woodland Park, New Jersey 07424.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

USE OF PROCEEDS

Except as otherwise disclosed in the applicable prospectus supplement, we intend to use the net proceeds from the sale or resale of the debt securities referenced in this prospectus for general corporate purposes, which may include, among other things, working capital, capital expenditures, the repurchase of shares of common stock, the repayment of short-term borrowings or other debt or acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges on an historical basis for the periods indicated:

	Year Ended December 31,										Three Months Ended March 31, 2009
	2004		2005		2006		2007		2008
Ratio of earnings to fixed charges (1)(3)	7.0	x	1.4	x	5.1	x	6.5	x	N/M	(2)	1.0	x

N/M = Not meaningful.

(1)	Our ratio of earnings to fixed charges has been computed by dividing earnings/(loss) from continuing operations (including distributed income of equity investees and amortization of capitalized interest) before income taxes and equity in earnings of associated companies plus fixed charges (excluding capitalized interest and minority interest expenses) by fixed charges. Fixed charges consist of interest expense on debt (including amortization of discounts and/or premiums and deferred financing costs) and an estimate of the interest within rental expenses.

(2)	In order to achieve a one-to-one ratio of earnings to fixed charges for the year ended December 31, 2008, earnings would need to increase by $151.1 million. Our earnings for the twelve months ended December 31, 2008 include a $385.0 million ($358.3 million after-tax) non-cash goodwill impairment charge related to our Coating Resins segment.

(3)	Earnings for the year ended December 31, 2006 excludes $1.2 million of expense pertaining to our adoption of SFAS No. 123 (revised 2004), “Share-Based Payment.”

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Please note that in this section entitled “Description of Debt Securities We May Offer,” references to the “Company,” “we,” “our” and “us” refer only to Cytec Industries Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

We may offer senior or subordinated debt securities from time to time. The debt securities may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of the Company or debt or equity securities of one or more other entities. When we use the term “securities” in this prospectus, we mean any of the debt securities we may offer with this prospectus, unless we say otherwise.

This prospectus, including the following description of the terms of the debt securities, sets forth general terms that may apply to the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

The debt securities will be our general obligations. The debt securities will be issued under an indenture (the “indenture”), dated as of March 15, 1998, between us and PNC Bank, National Association, as trustee (the “trustee”), as supplemented from time to time. Subsequently, The Chase Manhattan Bank acquired substantially all of the assets of the corporate trust business of PNC Bank, National Association (including the duties and rights of PNC Bank, National Association, under the indenture) and later changed its name to JPMorgan Chase Bank, National Association. Thereafter, The Bank of New York assigned the assets and corporate trust business of JPMorgan Chase Bank, National Association and later changed its name to The Bank of New York Mellon; accordingly The Bank of New York Mellon is now the trustee under the indenture and is also the registrar and paying agent. Subject to certain limitations imposed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the trustee, under the indenture, in its individual or any other capacity, may become the owner or pledgee of our debt securities and may otherwise deal with and collect obligations owed to it by us and may otherwise deal with us with the same rights it would have if it were not the trustee.

The following is a summary of the most important provisions of the indenture. A copy of a form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. Section references below are to the applicable section in the indenture. The following discussion of certain provisions of the indenture is a summary only and does not purport to be a complete description of the terms and provisions of the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the debt securities.

Ranking; Issuance In Series

Unless the applicable prospectus supplement specifies otherwise, the debt securities will rank equally and ratably with all of our other unsecured and unsubordinated obligations. The indenture does not limit the total amount of debt securities that we may issue under it, and we may issue debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time. Except as may be described in a prospectus supplement, neither the indenture nor the debt securities limit the amount of other secured or unsecured debt that we may incur or issue.

We may issue debt securities in one or more separate series. The prospectus supplement relating to an offering of a particular series of debt securities will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

•	the date or dates on which the principal and any premium of the debt securities of the series is payable;

•

the rate or rates, which may be fixed or variable, at which the debt securities of the series bear interest, if any, or the method by which such rate or rates are determined, the date or dates from which such interest accrues, the interest payment dates on which any interest is payable or the method by which such dates will be determined, our right, if any, to defer or extend an interest payment date, and the record dates for the determination of holders to whom interest is payable and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

the price or prices at which, the period or periods within which and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•

our obligation, if any, to redeem, purchase or repay the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder and the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to that obligation;

•

if other than in U.S. dollars, the currency, currencies, currency unit or currency units in which the principal of, and any premium and interest on, the debt securities of the series is payable, and the manner of determining an equivalent amount of U.S. dollars;

•

any additions, modifications or deletions in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holder of any debt securities of the series to declare the principal, any premium or any interest on such debt securities immediately due and payable;

•	any trustee, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities of the series;

•

any terms of any guarantee of the payment of principal, any premium and any interest, with respect to the debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect; and

•

any other terms of the debt securities of the series not inconsistent with the provisions of the indenture, including, without limitation, any securities of our or of another person into which the debt securities of the series are convertible for which the debt securities of the series are exercisable or exchangeable.

Tax Considerations

Important Federal income tax consequences and special considerations applicable to any series of debt securities may be described in the prospectus supplement.

Denominations, Registration, Payment and Transfer

In the absence of any other specification in the form of debt security for any series, the debt securities of each series shall be issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000.

Debt securities of any series may be exchanged for debt securities of the same series in other authorized denominations in an equal aggregate principal amount. Debt securities may also be presented for registration of transfer, and the transferee or transferees will receive new debt securities of the same series in authorized denominations in an equal aggregate principal amount. Debt securities to be exchanged or transferred must be presented at the office of the registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of debt securities. Debt securities presented for exchange or registration of transfer must be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in a form satisfactory to us and the trustee and duly executed by, the holder of these debt securities or his attorney who has been duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer. We will not assess a service charge.

For a description of the registration and transfer of debt securities held in book-entry form, see “Legal Ownership and Book-Entry Issuance” below.

We will appoint the trustee as registrar and paying agent under the indenture. We may at any time designate additional transfer agents or paying agents with respect to any series of debt securities or from time to time change those designations or approve a change in their locations.

We are not required to exchange or register a transfer of (a) any debt securities of any series for a period of 15 days preceding the first mailing of notice of redemption for those series to be redeemed, or (b) any debt securities selected, called or being called for redemption except for the portion of any debt security to be redeemed in part, which is not redeemed.

The payment of principal of, and any premium and any interest on, debt securities will be made at the office of the trustee for those debt securities in the City of New York or at the office of a paying agent or paying agents that we may designate from time to time. At our option, however, we may pay any interest by check mailed to the address of the person entitled to it as that address appears in the register for those debt securities. The payment of any interest on debt securities will be made to the person in whose name that debt security is registered at the close of business on any record date for that interest, except in the case of defaulted interest.

Certain Definitions

Certain terms defined in Section 1.01 of the indenture are summarized below.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as of the date of determination, the lesser of (i) the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended) or (ii) the present value of the total obligations of the lessee for rental payments from the date of determination until the first possible termination date of the lease included in such Sale/Leaseback Transaction, plus the present value of any termination payment then due. For purposes of this definition, (x) the present value of the total obligations of the lessee for rental payments and for any termination payment shall be discounted at a rate of 100 basis points above the yield to maturity (as of the date of determination) on 10-year United States Treasury securities and (y) rental payments shall not include (A) amounts due for maintenance, repairs, utilities, insurance, taxes, assessments and similar charges or (B) contingent rent, such as that based on sales.

“Consolidated Net Tangible Assets” means total assets (net of applicable reserves) as determined in accordance with generally accepted accounting principles (“GAAP”) in the United States as in effect from time to time, less (i) total current liabilities, except for (A) notes and loans payable, (B) current maturities of Long-Term Debt and (C) current maturities of obligations under capital leases, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as reflected in our most recent consolidated balance sheet preceding the date of determination.

“Debt” means any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

“Long-Term Debt” means Debt that by its terms matures on a date more than 12 months after the date it was created or Debt that the obligor may extend or renew without the obligee’s consent to a date more than 12 months after the date the Debt was created.

“Principal Property” means any manufacturing plant or facility (together with the land upon which it is erected and fixtures comprising a part thereof) located in the United States (excluding territories and possessions) now owned or hereafter acquired by us or any Restricted Subsidiary the net book value of which, as of the date of determination, exceeds 1.5% of Consolidated Net Tangible Assets, except any such plant or facility which is a pollution control or other facility financed by obligations issued by a state or local government unit and described in Section 141(a), 142(a)5, 142(a)6, 142(a)10 or 144(a) of the Internal Revenue Code of 1986, as amended, or any successor provision thereof, or which in the opinion of our board of directors is not of material importance to the total business conducted by us and our subsidiaries as a whole. The net book value of any manufacturing plant or facility shall mean the gross cost of the assets of such plant or facility less the accumulated depreciation with respect to such assets, calculated in accordance with GAAP and in the case of composite depreciation allocated in accordance with our accounting policies.

“Restricted Subsidiary” means (i) any Subsidiary which has substantially all of its assets located in the United States (excluding territories and possessions) and which owns a Principal Property and (ii) any Subsidiary which owns stock or indebtedness of a Restricted Subsidiary; provided, however, that the term “Restricted Subsidiary” shall not mean any Subsidiary (x) engaged primarily in financing receivables, making loans, extending credit or other activities of a character conducted by a finance company or (y) which conducts substantially all of its business outside the United States (excluding its territories or possessions) or the principal assets of which are stock or indebtedness of corporations which conduct substantially all of their business outside the United States (excluding territories and possessions).

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Subsidiary transfers such property to a person and the Company or a Subsidiary leases it from such person.

“Subsidiary” means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Company, (ii) the Company and one or more Subsidiaries or (iii) one or more Subsidiaries.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer’s option.

Certain Covenants

Our principal covenants under the indenture relate to limitations on liens, restrictions on stock dispositions and maintenance of corporate existence. The following summarizes these covenants.

Limitation on Liens. The indenture provides that, so long as any debt securities issued under the indenture are outstanding, we shall not, and shall not permit any of our Restricted Subsidiaries to, incur, issue, assume or guarantee any Debt secured by a mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien (“Liens”) on any Principal Property of the Company or of any Restricted Subsidiary, or on any shares of stock of any Restricted Subsidiary, without effectively providing that the debt securities, together with any other Debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the debt securities, shall be secured equally and ratably with, or prior to, such secured Debt so long as such secured Debt is so secured. This restriction will not apply to Debt convertible into shares of capital stock of a Restricted Subsidiary (to the extent that such Debt is secured by such capital stock) or Debt secured by:

(a)	Liens on property or shares of stock of a business existing as of the date of the indenture;

(b)	Liens securing only the debt securities;

(c)	Liens on the property or stock of a person which are existing at the time (A) such property becomes a Principal Property or (B) such person becomes a Restricted Subsidiary, is merged into or consolidated with the Company or any Subsidiary, or another Subsidiary merges into or consolidates with such person (in a transaction in which such person becomes a Restricted Subsidiary) and which Liens were not incurred in anticipation of such transaction and were outstanding prior to such transaction;

(d)	Liens in favor of the Company or any Restricted Subsidiary;

(e)	Liens in favor of any government body to secure progress, advance or other payments under any contract or provision of any statute;

(f)	Liens on property or stock existing at the time of acquisition thereof (including acquisition through merger or consolidation);

(g)	Liens on property or stock to secure the payment of all or any part of the purchase price or construction cost of such property or stock, or to secure any Debt incurred prior to, at the time of or within 180 days after the acquisition of such property or shares of stock, the completion of any such construction or the commencement of full operation, for the purpose of financing all or any part of the purchase price or construction cost of such property or stock; provided that such Liens shall be limited to all or a part of such property or stock (plus improvements on property);

(h)	Any extension, renewal or replacement (or successive extensions, renewals or replacements) of any Lien referred to in clauses (a) through (g); provided that such extension, renewal or replacement Lien shall be limited to all or a part of the same property or stock that secured the Lien that was extended, renewed or replaced (plus improvements on such property); and

(i)	Liens securing Debt, the aggregate principal amount of which, when added to (A) the aggregate amount of all Attributable Debt of the Company and its Restricted Subsidiaries in respect of Sale/Leaseback Transactions existing at such time which would not otherwise be permitted under the covenant described under “Limitation on Sale/Leaseback Transactions” below but for the second paragraph thereof and (B) the aggregate outstanding principal amount of all other Debt of the Restricted Subsidiary which Debt would not otherwise be permitted under this covenant but for this clause (i), does not exceed 10% of Consolidated Net Tangible Assets. (Section 4.03)

Limitation on Sale and Leaseback Transactions. Neither we nor any Restricted Subsidiary will enter into any Sale/Leaseback Transaction with respect to any Principal Property unless:

(a)	the lease has a term of three years or less;

(b)	the lease is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries;

(c)	the Company or a Restricted Subsidiary under any of clauses (a) through (h) under the heading “Limitation on Liens” could create a Lien on the property to secure Debt at least equal to the amount of Attributable Debt for the lease; or

(d)	within 180 days of the effective date of the lease, the Company or a Restricted Subsidiary retires Long-Term Debt of our company (other than debt that is subordinate to the debt securities) or a Restricted Subsidiary at least equal in amount to the Attributable Debt for the lease. (Section 4.04)

Notwithstanding the previous paragraph, the Company or any Restricted Subsidiary may enter into any Sale/Leaseback Transaction (which would otherwise be subject to the foregoing restrictions) if the sum of the following amounts does not exceed 10% of Consolidated Net Tangible Assets:

•	the amount of the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such Sale/Leaseback Transaction;

•

the aggregate outstanding principal amount of all Debt of the Company and its Restricted Subsidiaries which would not otherwise be permitted under the covenant under “Limitation on Liens” but for clause (i) of that section; and

•	the aggregate amount of all other Attributable Debt in respect of Sale/Leaseback Transactions existing at such time which would not otherwise be permitted under this covenant but for this paragraph.

Limitations on Consolidation, Merger, Sale or Conveyance. Under the indenture, so long as debt securities are outstanding, we will not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all of our assets with or to any person, unless:

•

the successor or purchaser is a corporation organized and existing under the laws of the United States, any State of the United States or the District of Columbia and expressly assumes through a supplemental indenture, delivered to the trustee, in a form that satisfies the trustee, all of our obligations under the indenture and the debt securities;

•

immediately after giving effect to that transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing; and

•

we deliver to the trustee an officers’ certificate and an opinion of counsel that each states that such consolidation, merger or sale of assets and such supplemental indenture comply with the indenture. (Section 5.01)

Events of Default

Any one of the following events will constitute an event of default with regard to any series of debt securities under the indenture:

(a)	default continued for 30 days in payment of any installment of interest on any of the debt securities of that series when due and payable;

(b)	default in payment of all or any part of the principal on any of the debt securities of that series when due and payable either at maturity, upon any redemption, by declaration or otherwise;

(c)	default in the payment of any sinking fund installment as and when the same becomes due and payable by the terms of the debt securities of that series;

(d)	default in the performance, or breach, of any of our covenants or warranties in respect of the debt securities of that series and continuance of that default or breach for a period of 60 days after written notice as provided in the indenture;

(e)	the voluntary or involuntary bankruptcy, insolvency, or reorganization under any applicable law of the Company or any Restricted Subsidiary; or

(f)	the occurrence of any other event of default provided with respect to debt securities of such series. (Section 6.01)

However, a default under clause (d) will not constitute an event of default with respect to debt securities under such a series until the trustee or holders of at least 25% in principal amount of the outstanding debt securities of such series notify us of the default and we do not cure such default within the time specified after receipt of such notice. Any event of default with respect to one series of debt securities is not necessarily an event of default for another series.

If an event of default (other than specified in clause (e)) with respect to debt securities of any series occurs and is continuing, the principal amount of, and all accrued and unpaid interest on, all outstanding debt securities of that particular series may be declared due and payable immediately by either the trustee or the holders of at least 25% in principal amount of all outstanding debt securities under the indenture. (Section 6.02) If an event of default specified in clause (e) with respect to debt securities of any series occurs and is continuing, the principal amount of, and all accrued and unpaid interest on, all debt securities of such series shall become immediately due and payable without any declaration or other act on the part of the trustee or any holder of debt securities of such series. (Section 6.02) If debt securities of any series are original issue discount debt securities, then only the amount of the principal of those debt securities then outstanding as may be specified in the terms of that series and any accrued interest on that specified principal amount may be accelerated.

The holders of a majority in the principal amount of debt securities may waive all defaults and annul and rescind a declaration of maturity of some or all of the debt securities if all payments other than the accelerated amounts have been made and all events of default have been cured, waived or otherwise remedied as provided in the indenture. Any such waiver, annulment and rescission must occur before a judgment or decree for amounts due has been obtained or entered. However, the consent of each debt security holder affected is required in order to waive a default in the payment of the principal of or interest on any debt securities or any covenant or provision of the indenture which specifically requires the consent of the holder of each debt security affected.

The indenture requires us to file with the trustee annually a written statement as to any defaults in the performance or fulfillment of any of our covenants, agreements or conditions contained in the indenture. (Section 4.07) The indenture provides that, if the trustee considers it in the interests of the holders of the debt securities of any series, the trustee may withhold notice to the holders of debt securities of that series of any default other than a default in the payment of principal of, or interest on, the debt securities of that series. (Section 7.05)

Except for the trustee’s duty during an event of default to act with the required standard of care, the trustee is under no obligation to exercise any of the trusts or powers vested in it by the indenture at the request, order or direction of any of the holders of debt securities, unless those holders have offered the trustee reasonable indemnity. (Section 7.01) Subject to these provisions for indemnification, the holders of a majority in principal amount of the debt securities of each series affected, voting as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.05)

No holder of debt securities of any series will have any right by virtue of the indenture to institute any legal action or proceeding with respect to the indenture, unless

•	that holder has previously given to the trustee written notice of a continuing default;

•

the holders of not less than 25% in principal amount of the debt securities of that series then outstanding have made written request on the trustee to institute such action or proceeding and have offered to the trustee any reasonable indemnity that the trustee may require relating to their request;

•	the trustee fails to institute the requested proceeding within 60 days; and

•

no direction inconsistent with such written request has been given to the trustee by the holders of a majority in principal amount of the debt securities of such series then outstanding. (Section 6.06)

These limitations do not apply to a suit for enforcement of payment of the principal of or interest on a debt security on or after the respective due dates. (Section 6.07)

Defeasance and Covenant Defeasance

The indenture contains a provision that, if made applicable to any series of debt securities, permits us to elect, subject to certain conditions, to be discharged from our obligations with respect to the debt securities of that series, subject to limited exceptions (“legal defeasance”) and/or to be released from our obligations with respect to any series of debt securities under the covenants in the indenture (“covenant defeasance”).

To make either of these elections, we must irrevocably deposit in trust with the trustee money or U.S. Government Obligations or a combination of the two sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of and interest on the outstanding debt securities of that series on the maturity of that principal or interest. We must also comply with certain other conditions set forth in the indenture, including delivering to the trustee a certificate stating that we have received from, or there has been published by, the Internal Revenue Service a ruling confirming that the defeasance will not cause the holders of the debt securities to recognize income gain or loss for Federal income tax purposes, and that as a result of the defeasance, the debt security holder will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. (Sections 8.01, 8.02)

Modification and Waiver

The indenture provides that we and the trustee may modify or amend the indenture with the consent of the holders of a majority in principal amount of the debt securities at the time outstanding of all series affected by the proposed additions or changes. However, the consent of the holder of each debt security is required, among other things, in order to:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment or to a waiver of any default hereunder and its consequences as provided herein;

•	reduce the rate or extend the time for payment of interest on any debt security of such series;

•	reduce the principal of any debt security of such series or extend the stated maturity of any debt security of such series;

•

reduce the premium payable upon the redemption of any debt security of such series or change the time at which any debt security of such series may or shall be redeemed in accordance with the indenture;

•

impair the right to institute suit for the enforcement of any payment of principal of or any premium or interest on any debt security of such series after the stated maturity thereof (or, in the case of redemption, on or after the redemption date); or

•	make any debt security of such series payable in money other than that stated in such debt security. (Section 9.02)

In addition, without the consent of the holders of any of the debt securities issued under the indenture, we and the trustee may modify the indenture to, among other things, cure any ambiguity or to correct or supplement any defective or inconsistent provision or to make other provisions in regard to matters or questions arising under the indenture as we may deem necessary or desirable and which do not adversely affect the interests of the holders of the debt securities. (Section 9.01)

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered debt securities issued in global—i.e., book-entry form. First we describe the difference between legal ownership and indirect ownership of registered debt securities. Then we describe special provisions that apply to global debt securities.

Who Is the Legal Owner of a Registered Debt Security?

Each debt security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of debt securities. We refer to those who have debt securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as indirect owners of those debt securities. As we discuss below, indirect owners are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We will issue each debt security in book-entry form only. This means debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

Under each indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect owners, and not holders, of the debt securities.

Street Name Owners

In the future we may terminate a global security or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in street name. Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect owners, not holders, of those debt securities.

Legal Holders

Our obligations as well as the obligations of the trustee under any indenture and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the debt securities. We have no obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant debt securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect owners of those debt securities. When we refer to “your debt securities” in this prospectus, we mean the debt securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exchange or convert a debt security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

We will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any debt security for this purpose is called the “depositary” for that debt security. A debt security will usually have only one depositary but it may have more.

Each series of debt securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the debt securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the debt securities on behalf of Clearstream Banking, societe anonyme, Luxembourg, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your debt securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual debt securities. Generally, all debt securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple debt securities of the same kind that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your debt securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose debt security is represented by a global security will not be a holder of the debt security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of debt securities and instead deal only with the depositary that holds the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the debt securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe above under “—Who Is the Legal Owner of a Registered Debt Security?”;

•	An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of debt securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the debt securities. For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who Is the Legal Owner of a Registered Debt Security?”.

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee that we wish to terminate that global security; or

•	in the case of a global security representing debt securities issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global security is terminated, only the depositary, and not we or the trustee for any debt securities is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any debt securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

PLAN OF DISTRIBUTION

We may sell the debt securities:

•	through underwriters or dealers, whether individually or through an underwriting syndicate led by one or more managing underwriters;

•	directly to one or more purchasers; or

•	through agents.

The distribution of the debt securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

The applicable prospectus supplement will include the names of underwriters, dealers or agents retained. The applicable prospectus supplement will also include the purchase price of the debt securities, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters’ compensation, and any securities exchanges on which the debt securities are listed.

The underwriters will acquire the debt securities for their own account. They may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the debt securities will be subject to some conditions. The underwriters will be obligated to purchase all the debt securities offered if any of the debt securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Until the distribution of the debt securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the debt securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the debt securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the debt securities, so long as stabilizing bids do not exceed a specified maximum.

The underwriters may create a short position in the debt securities of as much as 15-20% by selling more debt securities than are set forth on the cover page of the applicable prospectus supplement. A prospectus will be delivered to each purchaser of debt securities in these “short sales,” and we understand that each such purchaser will be entitled to the same remedies under the Securities Act, as if the purchaser purchased debt securities in this offering in a transaction that is not a short sale. If a short position is created in connection with the offering, the underwriters may engage in syndicate covering transactions by purchasing debt securities in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option, if any.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase debt securities in the open market to reduce the underwriters’ short position or to stabilize the price of the debt securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those debt securities as part of the offering.

In general, purchases of a debt security for the purpose of stabilization or to reduce a short position could cause the price of the debt security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a debt security to the extent that it were to discourage resales of the debt security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the debt securities. In addition, we do not make any representation that underwriters will engage in such transaction or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents that participate in the distribution of the debt securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the debt securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

We may authorize underwriters, dealers and agents to solicit offers by some specified institutions to purchase debt securities from us at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future.

These contracts will be subject only to those conditions included in the applicable prospectus supplement, and the applicable prospectus supplement will state the commission payable for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell debt securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell debt securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use debt securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use debt securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters as defined in the Securities Act and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Any underwriters who purchase debt securities from us for public offering and sale may make a market in those debt securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a trading market for any debt securities, and, if a trading market for any debt securities does develop, we cannot assure you that such market will be liquid.

VALIDITY OF THE DEBT SECURITIES

In connection with particular offerings of the debt securities in the future, and if stated in the applicable prospectus supplements, the validity of those debt securities may be passed upon for the Company by Roy Smith, Esq., our Vice President, General Counsel and Secretary; and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and financial statement schedule of the Company and management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008 (which is included in Management’s Report on Internal Control Over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 (filed with the SEC on February 26, 2009 and as updated by the Current Report on Form 8-K filed with the SEC on June 3, 2009), have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance on the reports given upon the authority of said firm as experts in accounting and auditing.

The audit report on the consolidated financial statements, dated February 26, 2009, except as to notes 3, 9, and 16, which are as of June 3, 2009, refers to a change in the methods of accounting for the measurement date of pension and other postretirement plan benefits and fair value measurements of financial assets and financial liabilities in 2008, a change in the method of accounting for uncertainty in income taxes in 2007, and to a change in the methods of accounting for pension and other post retirement benefits and for share based compensation in 2006.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which, except for the SEC registration fee, are estimated) to be incurred by Cytec Industries Inc. in connection with the issuance and distribution of an assumed amount of $100,000,000 of debt securities registered under this registration statement:

	Amount to be paid
SEC registration fee	$0	*
FINRA fees and expenses	0
Legal fees and expenses	100,000
Accounting fees and expenses	100,000
Printing fees	5,000
Rating agency fees	100,000
Trustee’s fees and expenses	15,000
Miscellaneous	0

Total	$320,000

*	Deferred in accordance with Rule 456(b) and Rule 457(r).

Item 15.	Indemnification of Directors and Officers

Our By-laws, as amended, provide that we shall indemnify, to the extent permitted by Delaware law, our directors, officers and employees against liabilities (including expenses, judgments and settlements) incurred by them in connection with any actual or threatened action, suit or proceeding to which they are or may become parties and which arises out of their status as directors, officers or employees.

Sections 145(a) and 145(b) of the Delaware General Corporation Law (“DGCL”) permit a corporation to indemnify any director, officer, employee or agent of the corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement or incurred by him in connection with any proceeding arising out of his status as director, officer, employee or agent if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. To the extent that such a person has been successful in defense of any such action or claim, Section 145(c) provides that he shall be indemnified against expenses incurred by him in connection therewith.

As permitted by Section 102(b)(7) of the DGCL, Article Ninth of our Certificate of Incorporation limits the personal liability of our directors to us or our shareholders for monetary damages for breach of fiduciary duty except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Item 16.	Exhibits

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
1.1	Form of Underwriting Agreement for debt securities.	*

4.2	Trust Indenture dated as of March 15, 1998, between the registrant and PNC Bank National Association, as the original trustee.	Exhibit 4.1 to Current Report on Form 8-K dated March 18, 1998.

4.3	First Supplemental Indenture, dated as of May 11, 1998, between the registrant and PNC Bank National Association, as the original trustee.	Exhibit 4.2 to Quarterly Report on Form 10-Q for the Quarter ended March 31, 1998.

4.4	Form of debt security (contained in Exhibit 4.2).

5.1	Opinion of Roy Smith, Esq.	**

12.1	Computation of ratios of earnings to fixed charges.	**

23.1	Consent of KPMG LLP	**

23.3	Consent of Roy Smith, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon to act as trustee for the Senior Debt Securities.	**

*	To be filed as an exhibit to a Current Report on Form 8-K in connection with a specific offering and incorporated herein by reference.

**	Filed herewith.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act, to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act, to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodland Park, State of New Jersey, on the 30th day of June, 2009.

CYTEC INDUSTRIES INC.

By:	/s/ D.M. DRILLOCK
D.M. Drillock, Vice President and Chief Financial and Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Shane Fleming, David M. Drillock and Roy Smith, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ S. FLEMING S. Fleming	Chairman, President and Chief Executive Officer	June 30, 2009

/s/ D.M. DRILLOCK D.M. Drillock	Vice President and Chief Financial and Accounting Officer	June 30, 2009

/s/ C.A. DAVIS C.A. Davis	Director	June 30, 2009

/s/ A.G. FERNANDES A.G. Fernandes	Director	June 30, 2009

/s/ L.L. HOYNES, JR. L.L. Hoynes, Jr.	Director	June 30, 2009

/s/ C.P. LOWE C.P. Lowe	Director	June 30, 2009

/s/ B.C. JOHNSON B.C. Johnson	Director	June 30, 2009

Signature	Title	Date
/s/ W.P. POWELL W.P. Powell	Director	June 30, 2009

/s/ T.W. RABAUT T.W. Rabaut	Director	June 30, 2009

/s/ J.R. SATRUM J.R. Satrum	Director	June 30, 2009

/s/ R.P. SHARPE R.P. Sharpe	Director	June 30, 2009

/s/ J.R. STANLEY J.R. Stanley	Director	June 30, 2009